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Section 3.50

AMENDED AND RESTATED BY-LAWS

OF

ELX, INC.

Prepared
by

LAW OFFICES

OF

Peacock, Keller, Yohe, Day & Ecker
70 East Beau Street
Washington, PA 15301

ELX, INC.
BY-LAWS

ARTICLE I—OFFICES

        The registered office of the Corporation shall be at P.O. Box 52, 149 Johnson Road Houston PA 15342. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II—SEAL

        The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania."

ARTICLE III—SHAREHOLDERS

1.     ANNUAL MEETING.

        The Annual Meeting of the shareholders of the Corporation shall be held during the Second week of January in each and every year beginning with the year 1994. The purpose of such meeting shall be the election of Directors and the transaction of such other business as may be brought before the meeting.

2.     PLACE OF MEETING.

        All meetings of the shareholders shall be held at 149 Johnson Road, Houston, Pennsylvania, or at such other place or places, either within or without the Commonwealth of Pennsylvania as may from time to time by resolution be selected.

3.     QUORUM.

        At any meeting of the shareholders, the holders of a majority in number of all the shares of capital stock of the Corporation issued and outstanding, entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes.

        If a quorum shall not be present or represented at any meeting of shareholders, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or by proxy and entitled to vote at such meeting may adjourn from time to time without notice other than by announcement at the meeting until a quorum shall attend in person or by proxy. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which Directors are to be elected shall be adjourned only from day to day, or far such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of Directors until such Directors have been elected.

4.     ORGANIZATION

        The President, or in his absence, the Vice President shall call meetings of the shareholders to order, and shall act as Chairman of such meetings. In the absence of the President and Secretary, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.

        The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders; but in the absence of the Secretary, the chairman may appoint any person to act as Secretary of the meeting.

It shall be the duty of the Secretary to make and prepare, at least ten (10) days before every election of Directors, a complete list of shareholders entitled to vote at the election, arranged in alphabetical order. Such list shall be open, at a place where the election is to be held, for the ten (10) days before the election to the examination of any shareholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

5.     VOTING.

        Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each fully paid share of capital stock having voting power held by such shareholder, but no proxy shall be voted on after three years from its date, unless a proxy provides for a longer period. The vote for Directors, the vote upon any matter as to which a vote by ballot is required by law, and upon the demand of any shareholder, the vote upon any other matter before the meeting, shall be by a ballot, and, except as otherwise provided by law or the Articles of Incorporation, all elections and all matters shall be decided by a plurality vote.

        Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted upon directly or indirectly, nor shall any shares so loaned to be counted in determining whether a quorum is present at any meeting.

        Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation be has expressly empowered the pledgee to vote thereon in which case only the pledgee or his proxy may represent the stock and vote thereon.

        Within ten (10) days prior to any meeting, any proxy may submit his power of attorney to the Secretary for examination. The certificate of the Secretary as to the regularity of any powers of attorney so submitted and as to the number of shares held by the persons who severally and respectfully executed the powers of attorney so submitted, shall be received as prima facie evidence of the number of shares represented by the holders of the powers of attorney for the purpose of establishing the presence of a quorum at such meetings and for organizing the same and for all other purposes.

6.     JUDGES OF ELECTION.

        In advance of any meeting of shareholders, the Board of Directors, may appoint judges of election who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the Chairman of any such meeting may, and on the request of any share holder or his proxy shall make such appointment at the meeting. The number of judges shall be one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one (1) or three (3) judges are to be appointed. On the request of the Chairman of the meeting, or any shareholder or his proxy, the judge(s) shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

7.     SPECIAL MEETINGS.

        Special meetings of the shareholders may be called at any time by the President, by the Board of Directors, or by any number of shareholders holding together at least one-half (1/2) in number of the total outstanding shares of stock entitled to vote at such meeting. At a special meeting of the shareholders, no business shall be transacted and no corporate action shall be taken other man that stated in the notice of the meeting.

8.     NOTICE OF MEETINGS.

        It shall be the duty of the Secretary to cause notice of each meeting of the shareholders to be mailed at least ten (10) days before the meeting to each shareholder of the Corporation entitled to vote at such meeting at his address as the same appears on the books of the Corporation. The notice shall state the day, hour and place at which the meeting is to be held and, in case of any special meeting, shall indicate briefly the purpose or purposes of such meeting.

ARTICLE IV—DIRECTORS

1.     NUMBER AND TERM OF OFFICE.

        The business and property of the Corporation shall be managed and controlled by the Board of Directors two (2) in number who need not be shareholders of the Corporation and none of whom need be residents of the Commonwealth of Pennsylvania. The Directors must be natural persons of full age. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the Annual Meeting of shareholders, and shall continue in office for one year or until their successor shall have been elected and shall qualify. In case in any year no Annual Meeting of the shareholders shall be held or in case any such meeting shall be held but adjourned without the election of Directors, the Directors shall hold office until their successors shall have been elected and shall qualify. The number of Directors may be altered from time to time by amendment of these By-Laws.

2.     REMOVAL, VACANCIES AND ADDITIONAL DIRECTORS.

        The holders of a majority in number of the shares of capital stock of the Corporation outstanding and entitled to vote may, at any special meeting with notice of which shall state that it is called for that purpose, remove any Director and fill the vacancy. Vacancies caused by such removal and not filled by the shareholders at the meeting at which such removal shall have been made, or any vacancy caused by the death, or resignation of any Director or for any other reason a newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office; provided, however, that the term of office of any Director so elected to fill such vacancy or newly created directorship shall expire at the next succeeding Annual Meeting of shareholders and at such Annual Meeting, the shareholders shall elect a successor to the Director filling such vacancy or newly created directorship.

3.     PLACE OF MEETINGS.

        The Board of Directors may hold their meetings at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

4.     REGULAR MEETINGS.

        Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting for the Board of Directors; but a copy of every resolution affixing or changing the time or place of regular meetings shall be mailed to every Director at least five (5) days before the first meeting held and pursuant thereof.

5.     SPECIAL MEETINGS.

        Special meetings of the Board of Directors may be called by the President or by a majority of the Directors in office.

        The Secretary shall give notice of the time and place of holding each special meeting by mailing the same at least five (5) days before the meeting. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated an amendment of the By-Laws to be one of its purposes. At any meeting at which every Director shall be present, even though without notice, any business may be transacted.

6.     QUORUM.

        A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there shall be less man a quorum present, the majority of those present may adjourn the meeting from time to time.

7.     COMPENSATION OF DIRECTORS.

        Directors as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum in expenses for attendance, if any, may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

8.     ORDER OF BUSINESS.

        At all meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine by resolution.

        The President shall preside at all meetings of the Board of Directors, but in the absence of the President, a Chairman shall be elected from the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

9.     POWERS.

        In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

ARTICLE V—OFFICERS

1.     OFFICERS.

        The officers of the Corporation shall be a President, Vice President, and Secretary and/or Secretary/Treasurer. All such officers shall be elected by the Board of Directors immediately after each Annual Meeting of the shareholders. Any number of offices may be held by the same person.

        Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents and employees shall be subject to removal at any time by the Board of Directors, and all officers, agents and employees other than officers elected and appointed by the Board of Directors shall also be subject to removal at any time by the officers appointing them. In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, they shall have the same authority and shall perform such duties as from time to time may be directed by the Board of Directors.

2.     PRESIDENT.

        The President shall be the chief executive officer of the Corporation, and subject to the control of the Board of Directors, shall have general charge and control of all of its business and affairs. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.

        The President may sign certificates for shares of stock with the Secretary, and sign and execute contracts in the name and on behalf of the Corporation when so authorized and directed either generally or in special instances by the Board of Directors.

3.     VICE-PRESIDENT.

        The Vice-President shall have such other powers and perform such other duties as shall from time to time be assigned to him by these By-Laws or by the Board of Directors and shall have and exercise such powers of the President as may from time to time be assigned to him by the President.

4.     SECRETARY.

        The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation, he may sign with the President in the name of the Corporation, all contract when authorized to do so either generally or in special instances by the Board of Directors; he shall have charge of the stock certificate books, transfer books, and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to examination of any Director, upon application at the office of the Corporation during business hours; and he shall, in general, perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors.

5.     TREASURER.

        The Treasurer shall have custody of all of the funds and securities of the Corporation which may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes, and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he may sign all receipts and vouchers for payment made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors shall render statements of such account; he shall at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all acts incident to the position of Secretary, subject to the control of the Board of Directors.

5.     ADDITIONAL OFFICERS.

        The Board of Directors may from time to time appoint such other officers (who need not be Directors) including assistant Treasurers and assistant Secretaries, as the Board may deem advisable, and such officers shall have such authority, and shall perform such duties as from time to time may be prescribed by the Board of Directors. The Board of Directors may from time to time by resolution delegate to any assistant Treasurer or Treasurers any of the powers of duties herein assigned to the Treasurer; and may similarly delegate to any assistant Secretary or Secretaries any powers or duties herein assigned to the Secretary.

7.     VACANCIES.

        If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

8.     GIVING OF BOND BY OFFICERS.

        All officers of the Corporation, if required to do so by the Board of Directors shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board of Directors shall require.

9.     VOTING UPON STOCKS

        Unless otherwise ordered by the Board of Directors, the President or Vice President in the absence of the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote or in the name of the Corporation to execute proxies or vote at any meeting of shareholders of any Corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may, by resolution from time to time, confirm like powers upon any other person or persons.

10.   COMPENSATION FOR OFFICERS

        The President and other officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE VI—ACTION BY CONSENT

        Any action which may be taken at a meeting of the shareholders or at a meeting of the Directors may be taken without a meeting, if the consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the Directors as the case may be, and shall be filed with me Secretary of the Corporation.

ARTICLE VII—CAPITAL STOCK

1.     CERTIFICATE FOR SHARES.

        The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the President or Vice President and the Secretary/Treasurer, and shall not be valid unless so signed.

        In case any officer or officers who shall have signed, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, or resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates nevertheless may be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

        All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and date of issue thereof shall be entered on the Corporation's books.

        Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

2.     LOST, STOLEN OR DESTROYED CERTIFICATES.

        Whenever a person owning a certificate of stock of the Corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft or destruction, together with a bond of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate and with one or more sufficient sureties approved by the Board; thereupon the Board of Directors may cause to be issued to such person a new certificate or a duplicate of the certificate alleged to have been lost, stolen or destroyed.

        Upon the records of the Corporation there shall be noted the fact of such duplicate issue and the number, date and name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new or duplicate certificate is issued.

3.     TRANSFER OF SHARES.

        Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney, duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the preceding section. Books for the transfer of shares of its capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

4.     REGULATIONS.

        The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

5.     CLOSING SHARE TRANSFER BOOKS OR FIXING RECORD DATE.

        In order to determine the shareholders entitled to the notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or any other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

6.     DIVIDENDS.

        Subject to the provisions of the Articles of Incorporation, the Board of Directors shall have the power to declare and pay dividends upon shares of the capital stock of the Corporation but only out of funds available for the payment of dividends as provided by law.

        Subject to the provisions of the Articles of Incorporation, any dividends declared upon the capital stock of the Corporation shall be payable upon such date or dates as the Board of Directors shall determine. If the date fixed for payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

ARTICLE VIII—AMENDED REDEMPTION/REPURCHASE AGREEMENT

        AGREEMENT made this 1st day of August, 1995, by and among ELX, INC., A corporation (hereinafter called "corporation") and Ron Arbasak and Donald J. Wagner, who are the owners of shares in the corporation as of the date hereof.

WITNESSETH:

        WHEREAS, the parties hereto wish to insure, to the extent possible, that the ownership and control of the Corporation remain vested in the present shareholders, and to such end, wish to impose certain obligations on themselves and certain restrictions on the transfer of shares of the Corporation;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.     Definitions.

        For purposes of this agreement and unless otherwise clearly indicated, the following words shall have the following meanings: "shares" shall mean the stock of the Corporation; "shareholder" shall mean an owner of shares who is a party to this Agreement; and "transfer" shall mean any transfer of or attempt to transfer, or placing of any encumbrance upon or attempt to encumber, or placing an encumbrance upon either legal title or any beneficial interest in any share or shares by means of a gift, sale, pledge, alienation, other disposition or by operation of law.

        2.     Prohibition Against Transfer.

        During the term of this Agreement, no shares now owned or hereafter acquired by a shareholder, or an interest in such shares, may be transferred other than as provided herein.

        3.     Endorsement on Share Certificates.

        Upon the execution of this Agreement, all certificates representing shares owned by the Shareholders shall be surrendered to the Corporation and prominently endorsed as follows:

    "The transfer or encumbrance of the shares represented by this Certificate is restricted by and may be made only in accordance with the provisions of a Redemption/Repurchase Agreement, dated the 13th day of July, 1993, by and among ELX, Inc. and its shareholders, as it may be amended, a copy of which is on file in the office of the Corporation."

After endorsed, the certificates shall be returned to the shareholders who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership with respect to such shares. All certificates representing shares hereafter acquired by the shareholders shall bear the same endorsement.

        4.     Issuance of New Shares and Disposition of Treasury Shares.

        The Corporation covenants that it shall not issue or sell any of its authorized but unissued shares or treasury shares to any person or entity without first offering such shares as to proposes to issue or sell to the Shareholders in proportion to the existing Shareholders in the Corporation at the time of such offer to them. Such offer to shareholders shall be in writing and shall be at such price and upon such other terms and conditions as would be applicable to the proposed issuance or sale. The Corporation shall give the shareholders a minimum of ten (10) days from the giving of the offer in which to accept. The Corporation also covenants that it shall not issue or sell any shares to any person or entity who or which does not agree to become a party to this Agreement.

        5.     Offer of Shares to Corporation and Shareholders.

          A.    If any shareholder desires to transfer some or all of his shares to any interest therein during his lifetime, he shall first offer such shares to the Corporation and to the other shareholders in the manner set forth in Article 6 hereof.

          B.    In the event legal proceedings are taken in connection with the insolvency of a shareholder, or in the event of the attachment of or levy upon any shares by any creditor or claimant against the owner thereof, or in the event of any other legal proceedings resulting in a claim against said shares of any nature, or in the event of a transfer made in violation of the provisions of this Agreement, then the receiver, trustee in bankruptcy or other representative of a bankrupt or insolvent shareholder, or the purchaser of any share sold on attachment, execution of foreclosure or at any judicial sale, or the person or entity to whom or to which a transfer is made in violation of this Agreement, or such shareholder, as the case may be, shall immediately upon acquisition of such shares offer the shares so transferred, or in the case of a shareholder's insolvency, all of such shareholder's shares, to the Corporation and to the remaining shareholders in the manner set forth in Article 6 hereof, or, if no such offer is received by the Corporation prior to its receipt of actual notice of any event described above, such an offer shall be deemed to have been made to the Corporation on the tenth (10th) day following the Corporation's receipt of actual notice of the above described event.

        6.     Manner of Offer to Corporation and Shareholder.

          A.    Whenever an offer of shares is required to be made in accordance with this Article, such offer shall be given first to the Corporation and shall be in writing, addressed to the Corporation, or if the offeror is the President, then to the attention of the Secretary of the Corporation. The offeror shall include in his offer to the Corporation the following information:

            (1)   total number of shares involved,

            (2)   state whether the shares have been acquired on execution, foreclosure, at a judicial sale or as a result of any transfer with respect to which an offer should first have been made in accordance herewith,

            (3)   the offerer's full name and address, and

            (4)   the offerer's method of acquisition of such shares, and the price, if any, paid for the shares.

The Corporation shall have ninety (90) days from receipt of the offer within which to accept. Any acceptance by the Corporation, must be of all shares being offered and must be authorized by action of the Board of Directors of the Corporation in which the offeror, if a Director, may not participate.

          B.    If within the above ninety (90) day period, the Corporation rejects or does not accept the offer, then the Corporation, as agent of the offeror, shall, within two (2) business days after rejection of the offer, whichever shall be earlier, transmit to all shareholders then of record, other than the offeror if a shareholder, the offeror's offer to them. For each such shareholder, the offer shall indicate the total number of shares that each shareholder receiving such offer shall be eligible to purchase (the number of shares being hereinafter called a shareholder's "proportionate share"). There shall also be included in the offer to shareholders a copy of the offer received by the Corporation from the offeror. An acceptance of the offer by a shareholder must be in writing and must be received by the Corporation within thirty (30) days of the Corporation's transmission of the offer to the shareholders. An acceptance by a shareholder shall state the maximum number of shares such shareholder wishes to purchase. which maximum may be equal to, less than or greater than his proportionate share; or a shareholder may indicate that he wishes to purchase no less than their proportionate share have been allocated their proportionate share. Within three

  (3) business days after the end of the aforesaid thirty (30) day period, the Corporation shall determine the number of offered shares which each accepting shareholder shall be permitted to purchase, subject, however, to the right of the offering shareholders to treat such acceptance as not being effective under the provisions of paragraph C hereof. Such determination shall be made as follows:

            (1)   Each accepting shareholder who elects to purchase such proportionate share.

            (2)   Any offered shares then remaining shall be allocated (up to any stated maximum) among those accepting shareholders who elect to purchase more than their proportionate share in proportion to the shares then owned by each shareholder making such election.

            (3)   Any offered shares still remaining shall be allocated (up to any stated maximum) among those accepting shareholders who elect to purchase less than their proportionate share in proportion to the shares then owned by each shareholder making such election. Within three (3) business days after the Corporation makes the aforesaid determination, the Corporation shall notify the offeror and the accepting shareholders of the number of shares permitted to be purchased by each accepting shareholder.

          C.    In any offer to shareholders, if the shares allocated among the accepting shareholders in accordance with the foregoing paragraph do not aggregate the total number of shares being offered, the offeror shall have the election, exercisable by giving written notice to the Corporation within ten (10) days after the Corporation's giving of notice to him of the shareholder acceptances, to treat none of such acceptances as being effective, in which event the offer shall be deemed not to have been duly accepted, and the Corporation shall notify such shareholders as have accept the offer. To the extent shares subject to the offer are not accepted for purchase by the shareholder, whether by reason of the offeror's election or otherwise, the offeror may transfer such shares free of any restrictions imposed by thus Agreement, except Article 3, for a period of three (3) months the shareholder acceptances, as aforesaid, at the end of which time any of such freed shares retained by the offeror shall again become subject to all terms of this Agreement.

          D.    Any offer made in accordance with this Article shall be irrevocable during the period in which it may be accepted by either the Corporation or shareholders.

        7.     Death of a Shareholder.

        Whereas the Shareholders believe it to be in their best interests and in the best interests of the Corporation that the shares of a deceased Shareholder be acquired by the surviving Shareholder, and

        Whereas the Shareholders have arranged to provide the necessary funds to acquire the shares of a deceased Shareholder through life insurance, it is therefore agreed:

          1.     Each Shareholder shall purchase insurance on the life of each of the other Shareholders in the amounts specified in Schedule A attached to and made part of this Agreement. Each Shareholder shall have the right to purchase additional insurance on the lives of the other Shareholders whenever additional insurance may be reasonably required to carry out his obligations under this Agreement. Any additional policies shall be listed in Schedule A and shall otherwise be subject to the terms of this Agreement. Each Shareholder shall name himself as the direct beneficiary under the policies for which he is the applicant, and he shall be the sole Owner of the policies taken out by him.

        Each Shareholder shall pay all premiums due on the policies purchased by him on the lives of the other Shareholders and shall exhibit proof of payment to each respective Shareholder within fifteen (15) days after the due date of each premium. If any Shareholder fails to pay a premium within fifteen (15) days after the premium due date, the Shareholder who is the Insured under the policy whose premium is due may pay such premium. Such payment shall be considered a loan to the Shareholder in default, and the Shareholder making the payment shall be entitled to recover such amount with interest from the date of payment at Eight (8.0%) percent per annum.

        No shareholder shall, during the term of this Agreement, revoke or change the beneficiary designation or modify or impair any of the rights or values under his policies.

        8.     Price of Shares.

          A.    The purchase price for the total shares purchased by the Corporation or the Shareholders pursuant to an offer made in accordance with Article 6, or by reason of the application of Article 7, shall be based upon the value agreed upon between the purchasing and selling parties.

          B.    In the event that a value cannot be agreed upon an independent Certified Public Accounting firm will be hired and an appraisal done of the value of the business. Such appraisal will be binding upon both the purchasing and selling parties to the value of the Corporation's shares of stock.

        9.     Payment for Shares.

          A.    For purchase of shares pursuant to Article 7 (Death) of any Shareholder, the surviving Shareholders shall purchase the decedent's shares from his estate, and the estate shall sell such shares to the surviving Shareholders. The personal representative of the deceased Shareholder shall proceed with the probate of the estate and shall promptly transfer title of decedent's stock to the surviving Shareholders.

          The surviving Shareholders shall collect the proceeds of the insurance policies on the life of the deceased Shareholder, and upon receipt of title to decedent's stock, shall pay such proceeds, or so much thereof as may be necessary, to the deceased Shareholder's personal representative in payment for the decedent's stock. In the event the purchase price exceeds the insurance proceeds, the surviving Shareholders shall pay to the decedent's personal representative any additional amount necessary to pay the purchase price in full.

          All stock purchased by the surviving Shareholders shall be divided between themselves in the same proportion that their share holdings bear to each other at the date of death to the deceased Shareholder.

          B.    If a shareholder's shares are being purchased by the Corporation, or shareholders; the total purchase price shall be paid by the purchaser in the form of cash unless agreed upon otherwise.

        10.   Disability.

        In the event disability prevents a Shareholder-Employee from performing the duties of his office, the remaining Shareholders will, after one year, purchase the shares of the disabled Shareholder. It is agreed:

          A.    In the event that any Shareholder-Employee who is a party to this Agreement shall become totally disabled, his current salary will be paid to him during the continuance of such disability, commencing with the 1st day of such disability and for a period not exceeding twelve (12) months for each continuous disability.

          B.    In the event the disabled Shareholder-Employee remains totally disabled for a continuous period of twelve (12) months, the Corporation shall then purchase all of the capital shares in the Corporation then held by the disabled Shareholder by the payment of the purchase price determined in accordance with the provisions of Article 6 of this Agreement. The disabled Shareholder shall sell all the capital stock then held by him in the company to the Corporation for the agreed purchase price as hereinafter provided. The Corporation shall purchase at the price determined in accordance with this Agreement that portion of stock owned by the disabled Shareholder represented by the ratio of the number of shares owned by such disabled Shareholder to those owned by all other Shareholders.

          C.    The purchase price shall be paid as specified in Article 8 of this Agreement.

          D.    Upon payment of the purchase price whether wholly in cash or partly in cash and partly by promissory notes, the shares of stock in the Company then held by the disabled Shareholder shall be transferred to the Corporation.

        11.   Common Disaster.

        In the event of the death of all Shareholders within a single period of thirty (30) days, then the provisions of Article 6 shall not apply and this Agreement shall terminate.

        12.   Specific Performance.

        The parties hereby declare that it is impossible to measure in money, the damages which will accrue to a part hereto, or to a legal representative of a decedent, by reason of a failure to perform any of the obligations under this Agreement. Therefore, any party hereto which institutes any action or proceeding to enforce the provisions hereof shall be entitled to a decree requiring specific performance of the provisions hereof, and any person requiring specific performance of the provisions hereof, and any person (including the Corporation) against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. In any such proceeding, the party in breach of the provisions of this Agreement, shall reimburse the nonbreaching party for reasonable attorney fees and costs incurred to enforce any provisions of this Agreement.

        13.   Cumulative Remedies.

        No failure on the part of the Corporation or any other party hereto in exercising any right, power or privilege hereunder shall except as otherwise expressly provided herein, operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided, are not exclusive of any rights or remedies which any party hereto would otherwise have.

        14.   Notices.

        All offers, acceptances and notices which are given hereunder shall be deemed to have properly given if deposited in the United States mail, postage prepaid, of such shares shall be made free and clear of all taxes, debts, claims or other encumbrances whatsoever.

        15.   Termination of Agreement.

        This Agreement shall terminate upon the unanimous written agreement of the shareholders, or the dissolution, bankruptcy or insolvency of the Corporation.

        16.   Binding on Transferees and Representatives.

        This Agreement shall be binding upon and inure to the benefit of not only the parties hereto, but also their heirs, executors, administrators, successors and assigns, and the parties hereto agree for themselves, their heirs and executors, administrators, successors and assigns to execute any instrument which may be necessary of proper to carry out the purpose and intent of this Agreement.

        17.   Construction.

        This Agreement shall be construed, in accordance with the laws of the Commonwealth of Pennsylvania.

        18.   Entire Agreement.

        The Foregoing represents the entire Agreement between the Corporation and shareholders with respect to the subject matter hereof. No additional amendment, supplement or abrogation of this Agreement shall be valid unless it is in writing and duly executed by the panics hereto.

WITNESSES:
(Seal)

(Seal)

By:

President
NOTARIZED:

SCHEDULE A

        The amounts of life insurance to be carried on the life of each Shareholder by the parties to this agreement are as follows:

To be Carried by:

To be carried by: Name of insured:	Total	Ron Arbasak	Donald J. Wagner
Ron Arfaasak	$4,000,000		$4,000,000*
Donald J. Wagner	$4,000,000	$4,000,000**

*
Policy carried with Federal Kemper Life Assurance Co., Policy no. FK2311026.

**
Policy carried with Federal Kemper Life Assurance Co., Policy no.FK2311025.

price, the Corporation will deliver the policies of insurance and will execute all necessary instruments of transfer. All policies of insurance so purchased by the Shareholders shall be released from the terms of this Agreement.

11.   NOTICES.

        Any notice, demand, offer, or other written instrument required or permitted to be given, made, or sent hereunder shall be in writing, signed by the party giving or making the same, and shall be sent by registered mail to all parties hereto simultaneously at the addresses appearing on the books of the corporation at such time.

ARTICLE IX—FISCAL YEAR

        The fiscal year of the Corporation shall begin on the 1st day of January in each year and terminates on the 31st day of December in each year.

ARTICLE X—MISCELLANEOUS PROVISIONS

1.     CHECKS.

        All checks, demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors shall from time to time designate.

2.     LOANS.

        No loans or renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors or as otherwise provided by these By-Laws. Whenever authorized, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual and for such loans and advances may make, execute and deliver, promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized to do so, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, sign and deliver the same. Such authority may be general or confined to specific instances.

3.     NOTICES.

        Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation fat the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with die telegraph office for transmission to such person. Such notice shall specify the place, date and hour of the meeting and in the case of a special meeting, the general nature of the business to be transacted.

        Any shareholder or Director may waive in writing and at any time, any notice required to be given under the By-Laws. The attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting except where the express purpose of such attendance is to object to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE XI—AMENDMENTS

        These By-Laws and any amendments thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of all the members of the Board, or any regular or special meeting, the notice of which shall have stated the amendment of the By-Laws as one of the purposes of the meeting, by the affirmative vote of a majority of all the members of the Board of Directors; but these By-Laws and any amendments thereof, including the By-Laws adopted by the Board of Directors, may be altered, amended, repealed and other By-Laws may be enacted by the holders of a majority in amount of the capital stock of the Corporation outstanding and entitled to vote at any Annual Meeting or at any special meeting, provided, in the case of any special meeting that notice of such proposed alteration, amendment, repeal or enactment is included in the notice of the meeting.

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AMENDED AND RESTATED BY-LAWS OF ELX, INC.